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                                                                    EXHIBIT 99.5


                                     CONSENT
                                       OF
                         DEUTSCHE BANC ALEX. BROWN INC.


We hereby consent to (i) the inclusion of our opinion letter, dated as of December 17, 2001, to the Board of Directors of Magnum Hunter Resources, Inc. as Annex B to the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus under the captions entitled "SUMMARY -- Opinion of Financial Advisors -- Opinion of Magnum Hunter's Financial Advisor", "THE MERGER -- Background of the Merger", "THE MERGER -- Magnum Hunter's Reasons for the Merger", "THE MERGER -- Opinion of Magnum Hunter's Financial Advisor", "THE MERGER AGREEMENT -- Covenants -- Magnum Hunter Stockholders Meeting" and "THE MERGER AGREEMENT -- Conditions to the Completion of the Merger -- Conditions to Obligations of Magnum Hunter and Pintail Energy to Effect the Merger". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the Rules and Regulations Promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                               DEUTSCHE BANC ALEX. BROWN INC.


                                               By:     /s/ Terence Neafsey
                                                      --------------------------

                                               Name:   Terence Neafsey
                                                      --------------------------

                                               Title:  Director
                                                      --------------------------
January 14, 2002